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                                                                   EXHIBIT 23(b)

                         Consent of Independent Auditors

The Board of Directors
Woolworth Corporation

We consent to the use of our audit report dated March 12, 1996 on the consolidated balance sheet of Woolworth Corporation and subsidiaries as of January 27, 1996 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended incorporated herein by reference in the Registration Statement on Form S-8 of the Woolworth Corporation Adoption and Assumption of Eastbay, Inc. 1994 Stock Incentive Plan.

Our audit report refers to Woolworth Corporation's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in 1995.

Further, we acknowledge our awareness of the use therein of our review reports dated May 14, 1996, August 13, 1996 and November 12, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such review reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                       /s/ KPMG Peat Marwick LLP

New York, New York
February 3, 1997